Exhibit 99.1

      Press Release 2013-2

Goldrich Appoints New Director

Spokane, WA – April 16, 2013 -  Goldrich Mining Company (OTCBB - GRMC) ("Goldrich") is pleased to announce the Board of Directors has elected Michael G. Rasmussen as Director. Dr. Rasmussen will replace Richard Walters, who retired from the Board.

Dr. Rasmussen has more than 25 years of experience in mining and exploration in the United States, Canada, Mexico and Peru. Dr. Rasmussen is the Vice President, Exploration for Mines Management, Inc. (NYSE-Market: MGN, TSX: MGT) and held senior roles at Echo Bay Mines and Kinross Gold Corporation (NYSE: KGC, TSX: K) and Endeavour Silver Corp. (NYSE: EXK, TSX: EDR). He earned a PhD in Economic Geology from the University of Washington and a masters degree in geological sciences from Loma Linda University. He is a member of the Society of Economic Geologists, Geological Society of America, Northwest Mining Association, and the American Institute of Professional Geologists. He has conducted exploration extensively throughout Mexico, having overseen programs in the states of Chihuahua, Durango, Zacatecas, Guanajuato, San Luis Potosi, and elsewhere throughout the Sierra Madre, as well as having been responsible for exploration in New Mexico, British Columbia and Washington State, where he has been credited with the discovery of the Emanuel Creek epithermal gold deposit for Echo Bay Mines.

Goldrich wishes to thank Mr. Walters for the foresight, creativity, and leadership he provided to the Company. Mr. Walters was a director of Goldrich for 10 years, of which 6 years was as CEO and President. During his term as director, Goldrich expanded its land position at Chandalar from 1,500 to 22,858 acres, identified a world-class stratabound orogenic gold target, completed drilling to confirm one of the largest placer gold deposits found in Alaska in recent times and which is still open for expansion in three directions, and formed a joint-venture that completed construction of a large placer mine, 8,500 to 10,000 ounces of gold per year with a 13 year mine life, which will begin production in mid-June 2013. Mr. Walters will be missed on the Board but will continue as a consultant to Goldrich.

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For additional information regarding Goldrich Mining Company or this news release, contact Mr. William Schara by e-mail at wschara@goldrichmining.com or by telephone at (509) 768-4468.  See Goldrich’s website at www.goldrichmining.com.

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Goldrich Mining Company is engaged in the business of the discovery and mining of gold deposits.  This endeavor carries certain risks that are commensurate with the potential rewards of such efforts.  These risks cannot be quantified and should not be taken lightly.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern our anticipated results and developments in the Company’s operations in future periods, planned exploration of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

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risks related to our property being in the exploration stage;

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risks related our mineral operations being subject to government regulation;

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risks related to our ability to obtain additional capital to develop our resources, if any;

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risks related to mineral exploration activities;

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risks related to the fluctuation of prices for precious and base metals, such as gold, silver and copper;

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risks related to the competitive industry of mineral exploration;

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risks related to our title and rights in our mineral property;

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risks related the possible dilution of our common stock from additional financing activities; and

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risks related to our shares of common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are discussed in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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